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                                                                      Exhibit 23


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Citicorp

We consent to the incorporation by reference in the Registration Statements of Citicorp on Form S-3: Nos. 33-33238, 33-59791, 33-64574, 333-14917, 333-20803,
333-21143, and 333-32065; and of Citicorp Mortgage Securities, Inc., Citibank, N.A., and other affiliates, on Form S-3: Nos. 33-66222, 333-43167, and 333-72459, and on Form S-11: Nos. 33-6979, 33-6358, 33-36313, and 33-34670, of
our report dated January 25, 1999 relating to the consolidated balance sheets of Citicorp and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1998 and 1997, which report appears in the 1998 Citicorp Form 10-K.


/s/ KPMG LLP
------------
KPMG LLP


New York, New York
March 12, 1999